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                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated June 17, 1998 accompanying the consolidated financial statements of Citadel Technology, Inc. (formerly Citadel Computer Systems Incorporated) and Subsidiary appearing in the annual report on Form 10-KSB for the year ended February 28, 1998, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/ GRANT THORNTON LLP

GRANT THORNTON LLP

Dallas, Texas
September 8, 1998